UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013 (June 5, 2013)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices)

(913) 234-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The QC Holdings, Inc. annual meeting of stockholders was held in Overland Park, Kansas, on June 5, 2013. At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1. The Election of Directors. By the vote referenced below, the stockholders elected the following individuals to serve as directors for a term of one year and until their respective successors are duly elected and qualified:

Director	For	Withheld	Broker Non-Votes
Don Early	12,975,097	1,003,831	2,258,080
Mary Lou Early	12,973,697	1,005,231	2,258,080
Richard B. Chalker	13,707,805	271,123	2,258,080
Gerald F. Lamberti	13,707,805	271,123	2,258,080
Jack L. Sutherland	13,792,571	186,357	2,258,080

Proposal 2. Advisory Vote on Executive Compensation. By the vote referenced below, the stockholders voted, on an advisory basis, to approve the compensation of the named executive officers for the year ended December 31, 2012.

For	Against	Abstain
12,919,610	1,049,225	10,093

Proposal 3. Advisory Vote on Frequency of Future Votes on Executive Compensation. By the vote referenced below, the stockholders voted, on an advisory basis, have future advisory votes on executive compensation occur every THREE years.

Every One Year	Every Two Years	Every Three Years
1,986,994	8,577	11,917,098

Proposal 4. Ratification of Independent Auditor. By the vote referenced below, the stockholders voted to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the year ending December 31, 2013.

For	Against	Abstain
16,056,353	50,046	130,609

No other matters were submitted to a vote of the stockholders at the annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date: June 6, 2013	By:	/s/ Douglas E. Nickerson
	Name:	Douglas E. Nickerson
	Title:	Chief Financial Officer